UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

TD Ameritrade Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35509	82-0543156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska		68127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(402) 331-7856

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Management Incentive Plan of TD Ameritrade Holding Corporation, for fiscal year 2013, the compensation of the following named executive officers was changed as described below:

•

The annual incentive target for Marvin W. Adams, executive vice president and chief operating officer, was increased by $400,000 to $3,000,000. Mr. Adams’ annual incentive continues to be comprised of 50% cash and 50% equity. Mr. Adams’ base salary was also increased by $100,000 to $500,000 per year.

•

The annual incentive target for J. Thomas Bradley, Jr., executive vice president, retail distribution, was increased by $400,000 to $2,200,000. Mr. Bradley’s annual incentive continues to be comprised of 50% cash and 50% equity. Mr. Bradley’s base salary was also increased by $100,000 to $500,000 per year.

The H.R. and Compensation Committee previously approved a new form of restricted stock unit agreement (“RSU Agreement”) to be used for grants of restricted stock units under the Long-Term Incentive Plan of TD Ameritrade Holding Corporation. The RSU Agreement was amended to modify the definition of “Retirement.”

The foregoing is qualified in its entirety by reference to the form of RSU Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	TD Ameritrade Holding Corporation Form of RSU Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: October 26, 2012	By:	/s/ William J. Gerber
Name: William J. Gerber Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	TD Ameritrade Holding Corporation Form of RSU Agreement